Exhibit 99.1

REATA PHARMACEUTICALS, INC. ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS AND PROVIDES AN UPDATE ON CLINICAL DEVELOPMENT PROGRAMS

ADVISORY COMMITTEE MEETING for BARDOXOLONE FOR PATIENTS WITH CKD CAUSED BY ALPORT SYNDROME scheduled FOR DECEMBER 8, 2021

SUBMITTED MAA TO THE EMA FOR BARDOXOLONE FOR PATIENTS WITH CKD CAUSED BY ALPORT SYNDROME in OCTOBER 2021

PLANNED NDA submission for omaveloxolone in the first quarter of 2022 following completion of Pre-nda meeting with fda

CONFERENCE CALL WITH MANAGEMENT ON NOVEMBER 8, 2021 AT 8:30 A.M. ET

PLANO, Texas—November 8, 2021 (BUSINESS WIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” “our,” “us,” or “we”), a clinical-stage biopharmaceutical company, today announced financial results for the quarter ended September 30, 2021, and provided an update on the Company’s business operations and clinical development programs.

Recent Company Highlights

Bardoxolone in Patients with CKD Caused by Alport Syndrome

The New Drug Application (“NDA”) for bardoxolone methyl (“bardoxolone”) for the treatment of patients with chronic kidney disease (“CKD”) caused by Alport syndrome is currently under review by the U.S. Food and Drug Administration (“FDA”).  An Advisory Committee meeting is scheduled for December 8, 2021, and the Prescription Drug User Fee Act (“PDUFA”) date, the FDA action date for the application, is scheduled for February 25, 2022.

We are pursuing marketing approvals outside of the United States. On October 28, 2021, we announced the submission of a Marketing Authorization Application (“MAA”) with the European Medicines Agency (“EMA”) for marketing approval of bardoxolone for the treatment of CKD caused by Alport syndrome in the European Union.

Bardoxolone in Patients with Autosomal Dominant Polycystic Kidney Disease

FALCON is an international, multi-center, randomized, double-blind, placebo-controlled Phase 3 trial studying the safety and efficacy of bardoxolone in patients with autosomal dominant polycystic kidney disease (“ADPKD”) randomized one-to-one to active drug or placebo.  We are preparing a protocol amendment following the Type B meeting with the FDA as outlined in our Quarterly Report on Form 10-Q for the second quarter of 2021. We will increase the sample size from 550 to 700 patients.  The trial will remain blinded until study completion.  The primary endpoint will be the off-treatment estimated glomerular filtration rate (“eGFR”) change from baseline versus placebo at Week

104.  The key secondary endpoint will be the eGFR change from baseline versus placebo at Week 100.  More than 450 patients are currently enrolled in the study, and we expect to complete enrollment by the middle of 2022.

Omaveloxolone in Patients with Friedreich’s Ataxia

On September 30, 2021, we announced that we completed our pre-NDA meeting with the FDA for omaveloxolone for the treatment of patients with Friedreich’s ataxia (“FA”).  The purpose of the pre-NDA meeting was to discuss the content of Reata’s planned NDA submission.  We are not planning to conduct a second pre-approval clinical study prior to the submission. We are planning to finalize the NDA package for submission during the first quarter of 2022.

Recent Presentations

The following abstracts highlighting results from our various programs in CKD and FA were presented at recent international medical conferences:

•

David Lynch, MD, PhD, Director, Friedreich's Ataxia Program, Division of Neurology, Children’s Hospital of Philadelphia, Philadelphia, PA, presented the talk Efficacy of Omaveloxolone in Patients with Friedreich’s Ataxia: Delayed-Start Study at the MDS Virtual Congress of the International Parkinson and Movement Disorder Society, which was held virtually from September 17 – 22, 2021.

•

An oral presentation was made and six posters highlighting clinical data for bardoxolone and disease education data on Alport syndrome were presented at the American Society of Nephrology Kidney Week 2021 from November 4 – 7, 2021.

Third Quarter Financial Highlights

Cash and Cash Equivalents

At September 30, 2021, we had cash and cash equivalents of $713.2 million.  We reaffirm our current cash runway to last through mid-2024.

Collaboration Revenue

Collaboration revenue was $7.4 million in the third quarter of 2021, as compared to $1.4 million for the same period of the year prior.

GAAP and Non-GAAP Research and Development (“R&D”) Expenses

R&D expenses according to generally accepted accounting principles in the U.S. (“GAAP”) were $39.4 million for the third quarter of 2021, as compared to $37.2 million, for the same period of the year prior.

Non-GAAP R&D expenses were $34.0 million for the third quarter of 2021, as compared to $32.9 million, for the same period of the year prior.1

GAAP and Non-GAAP General and Administrative (“G&A”) Expenses

GAAP G&A expenses were $25.7 million for the third quarter of 2021, as compared to $18.3 million, for the same period of the year prior.

Non-GAAP G&A expenses were $17.5 million for the third quarter of 2021, as compared to $11.0 million for the same period of the year prior.1

GAAP and Non-GAAP Net Loss

The GAAP net loss for the third quarter of 2021 was $71.8 million, or $1.97 per share, on both a basic and diluted basis, as compared to a GAAP net loss of $65.5 million, or $1.94 per share, on both a basic and diluted basis, for the same period of the year prior.

The non-GAAP net loss for the third quarter of 2021 was $46.2 million, or $1.27 per share on both a basic and diluted basis, as compared to a non-GAAP net loss of $44.3 million, or $1.31 per share, on both a basic and diluted basis, for the same period of the year prior.1

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including non-GAAP R&D expenses, non-GAAP G&A expenses, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per common share – basic and diluted.  These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The Company defines non-GAAP R&D expenses as GAAP R&D expenses, excluding stock-based compensation expense; non-GAAP G&A expenses as GAAP G&A expenses, excluding stock-based compensation expense; non-GAAP operating expenses as GAAP operating expenses, excluding stock-based compensation expense; non-GAAP net loss as GAAP net loss, excluding stock-based compensation expense, non-cash interest expense from liability related to sale of future royalties, loss on extinguishment of debt, and gain on lease termination; and non-GAAP net loss per common share – basic and diluted as GAAP net loss per common share – basic and diluted, excluding stock-based compensation expense, non-cash interest expense from liability related to sale of future royalties, loss on extinguishment of debt and gain on lease termination.  The Company has excluded the impact of stock-based

[1]

See “Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP R&D expenses, GAAP and non-GAAP G&A expenses, and GAAP and non-GAAP net loss, respectively, appearing later in the press release.

compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards.  The Company has excluded the impact of accreted non-cash interest expense from liability related to sale of future royalties as it may be calculated differently from, and therefore may not be comparable to, peer companies who also provide non-GAAP disclosures.  The Company has excluded the impact of loss on extinguishment of debt and gain on lease termination as they are non-recurring transactions that make it difficult to compare its results to peer companies who also provide non-GAAP disclosures. The Company has excluded the impact of stock-based compensation expense, non-cash interest expense from liability related to sale of future royalties, loss on extinguishment of debt, and gain on lease termination because the Company believes its impact makes it difficult to compare its results to prior periods and anticipated future periods.  Because management believes certain items, such as stock-based compensation expense, non-cash interest expense from liability related to sales of future royalties, loss on extinguishment of debt, and gain on lease termination, can distort the trends associated with the Company’s ongoing performance, the following measures are often provided, excluding special items, and utilized by the Company’s management, analysts, and investors to enhance consistency and comparability of year-over-year results, as well as to industry trends, and to provide a basis for evaluating operating results in future periods: non-GAAP net loss; non-GAAP net loss per common share – basic and diluted; non-GAAP R&D expenses; non-GAAP G&A expenses; and non-GAAP operating expenses.

The Company believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations.  When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods.  In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods.  These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures.  A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

Conference Call Information

Reata’s management will host a conference call on November 8, 2021, at 8:30 a.m. ET.  The conference call will be accessible by dialing (844)200-6205 (toll-free domestic) or (929)526-1599 (international) using the access code: 052919.  The webcast link is https://event.on24.com/wcc/r/3408995/C86537D5F6ADF4E06CE5DB8BF34172CB.

Third quarter financial results to be discussed during the call will be included in an earnings press release that will be available on the Company’s website shortly before the call at https://www.reatapharma.com/investors/ and will be available for 12 months after the call. The audio recording and webcast will be accessible for at least 90 days after the event at https://www.reatapharma.com/investors/.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates, bardoxolone and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling.  Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop, and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

https://www.reatapharma.com/

Investor Relations & Media:

Manmeet Soni (469) 299-9130

Andres Lorente (469) 442-4883

ir@reatapharma.com

media@reatapharma.com

https://www.reatapharma.com/contact-us/

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Consolidated Statements of Operations	(unaudited)
	(in thousands, except share and per share data)
Collaboration revenue
License and milestone	$ 5,529	$ 1,182	$ 7,127	$ 3,519
Other revenue	1,862	219	3,430	2,308
Total collaboration revenue	7,391	1,401	10,557	5,827
Expenses
Research and development	39,430	37,183	114,377	121,620
General and administrative	25,736	18,314	68,440	55,701
Depreciation	320	289	880	851
Total expenses	65,486	55,786	183,697	178,172
Other income (expense), net	(13,751)	(11,164)	(39,530)	(31,967)
Loss before taxes on income	(71,846)	(65,549)	(212,670)	(204,312)
Benefit from taxes on income	-	93	669	22,336
Net loss	$ (71,846)	$ (65,456)	$ (212,001)	$ (181,976)
Net loss per share—basic and diluted	$ (1.97)	$ (1.94)	$ (5.84)	$ (5.45)
Weighted-average number of common shares used in net loss per share basic and diluted	36,387,560	33,713,507	36,297,766	33,401,599

	As of	As of
	September 30, 2021	December 31, 2020
	(unaudited)
	(in thousands)
Condensed Consolidated Balance Sheet Data
Cash and cash equivalents	$ 713,212	$ 818,150
Income tax receivable	-	22,228
Working capital	600,377	728,136
Total assets	731,847	857,598
Liability related to sale of future royalties, net	349,766	315,454
Payable to collaborators	78,759	73,437
Deferred revenue	2,561	4,688
Accumulated deficit	(1,170,246)	(958,245)
Total stockholders’ equity	$ 255,977	$ 417,431

Reconciliation of GAAP to Non-GAAP Financial Measures

The following tables present reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands, except for per share data):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
Reconciliation of GAAP to Non-GAAP Research and development:	(unaudited)
GAAP Research and development	$ 39,430	$ 37,183	$ 114,377	$ 121,620
Less: Stock-based compensation expense	(5,403)	(4,279)	(17,474)	(23,322)
Non-GAAP Research and development	$ 34,027	$ 32,904	$ 96,903	$ 98,298

Reconciliation of GAAP to Non-GAAP General and administrative:
GAAP General and administrative	$ 25,736	$ 18,314	$ 68,440	$ 55,701
Less: Stock-based compensation expense	(8,254)	(7,301)	(24,106)	(22,362)
Non-GAAP General and administrative	$ 17,482	$ 11,013	$ 44,334	$ 33,339

Reconciliation of GAAP to Non-GAAP Operating expenses:
GAAP Operating expense	$ 65,486	$ 55,786	$ 183,697	$ 178,172
Less: Stock-based compensation expense	(13,657)	(11,580)	(41,580)	(45,684)
Non-GAAP Operating expense	$ 51,829	$ 44,206	$ 142,117	$ 132,488

Reconciliation of GAAP to Non-GAAP Net loss:
GAAP Net loss	$ (71,846)	$ (65,456)	$ (212,001)	$ (181,976)
Add: Stock-based compensation expense	13,657	11,580	41,580	45,684
Add: Non-cash interest expense from liability related to sale of future royalties	11,958	10,413	34,312	11,077
Add: Loss on extinguishment of debt	-	-	-	11,183
Less: Gain on lease termination	-	(816)	-	(816)
Non-GAAP Net loss	$ (46,231)	$ (44,279)	$ (136,109)	$ (114,848)
Reconciliation of GAAP to Non-GAAP Net loss per common share- basic and diluted:
GAAP Net loss per common share-basic and diluted	$ (1.97)	$ (1.94)	$ (5.84)	$ (5.45)
Add: Stock-based compensation expense	0.38	0.34	1.15	1.37
Add: Non-cash interest expense from liability related to sale of future royalties	0.32	0.31	0.94	0.33
Add: Loss on extinguishment of debt	-	-	-	0.33
Less: Gain on lease termination	-	(0.02)	-	(0.02)
Non-GAAP Net loss per common share-basic and diluted	$ (1.27)	$ (1.31)	$ (3.75)	$ (3.44)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Reconciliation of GAAP to Non-GAAP Operating expenses	(unaudited)
GAAP Operating expenses	$ 65,486	$ 62,351	$ 55,858	$ 57,173
Less: Stock-based compensation expense	(13,657)	(13,244)	(14,679)	(11,950)
Non - GAAP Operating expenses	$ 51,829	$ 49,107	$ 41,179	$ 45,223

Reconciliation of GAAP to Non-GAAP Net loss
GAAP Net loss	$ (71,846)	$ (72,700)	$ (67,455)	$ (65,776)
Add: Stock-based compensation expense	13,657	13,244	14,679	11,950
Add: Non-cash interest expense from liability related to sale of future royalties	11,958	11,429	10,925	10,807
Less: Gain on lease termination	-	-	-	(470)
Non-GAAP Net loss	$ (46,231)	$ (48,027)	$ (41,851)	$ (43,489)